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                                                                       EXHIBIT 1



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BREAKWATER RESOURCES LTD.
95 WELLINGTON STREET WEST, SUITE 2000
TORONTO, ONT., M5J 2N7
                                                         Tel: (416) 363-4798
                                                         Fax: (416) 363-1315
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MEDIA RELEASE

                BREAKWATER REPORTS ADDITIONAL AGNICO-EAGLE DRILL
                      RESULTS ON LAPA GOLD PROPERTY, QUEBEC


FEBRUARY 25, 2003... (BWR - TSX)

Breakwater Resources Ltd. is pleased to announce additional results as well as an inferred mineral resource from Agnico-Eagle Mines Limited's current diamond drill program on Breakwater's Lapa gold property. The property is located in northwestern Quebec, 11 kilometres east of Agnico-Eagle's LaRonde mine.

In 2002, an option agreement was signed between Agnico-Eagle and Breakwater that provides Agnico-Eagle with the right to earn a 60% interest in the property over a five-year period by making cash payments totaling $200,000, as well as work expenditures totaling $3,500,000. Once Agnico-Eagle has earned its 60% interest, Breakwater and Agnico-Eagle will establish a Joint Operating Agreement with Agnico-Eagle as the operator. Agnico-Eagle has the right, prior to any decision being made to prepare a feasibility report, to acquire an additional 10% interest in the property by making a payment of $1 million to Breakwater. Further, Agnico-Eagle may elect to prepare an independent feasibility report and assume all costs in consideration for an additional 10% interest in the property.

Agnico-Eagle's qualified person, Marc H. Legault, P.Eng., has estimated an inferred mineral resource, applying a cutting factor of 50 g/t gold, of 2,967,000 tonnes at a grade of 8.5 grams per tonne for a total of 816,000 ounces of gold, using a gold price of $300 per ounce. The uncut inferred mineral resource totals 927,963 ounces of gold, a 13.8% variation. Agnico-Eagle states that, "Due to its high grade potential and potential operational synergies arising from its proximity to the LaRonde mine, the Lapa property is an important part of [Agnico-Eagle's] regional development and production strategy."

To date, the zone has been traced over a length of 400 metres and 610 metres vertically. The Lapa property covers an additional 2.5 kilometres of favourable contact to explore. Sixteen holes have been drilled, of which 11 intersected the mineralization and confirm that the Contact Zone is open at depth and to the east. Most of the mineralized drill holes contained visible gold. The deepest hole, 118-03-04A, intercepted 30.2 metres of mineralization at an average gold

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grade of 8.9 grams per tonne gold and contained multiple occurrences of visible gold. However, one of the highest-grade gold intervals came from drill hole 118-02-08 which did not have visible gold, demonstrating that high-grade gold values can be obtained even in the absence of visible gold. The most recent drill results and previously disclosed drill results used in the mineral resource calculation follow.

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                           Ore Zone Interval (m)                                   Average Gold Grade (g/t)
---------------------------------------------------------------------------------------------------------------
Hole                      From               To           True Width             Uncut          Cut to 50 g/t
                                                             (m)
---------------------------------------------------------------------------------------------------------------
118-02-01A                775.1             781.1            3.0                  9.9               9.6
---------------------------------------------------------------------------------------------------------------
118-02-02B                777.2             801.3            13.0                 5.5               5.5
---------------------------------------------------------------------------------------------------------------
118-02-03                 762.2             766.8            3.0                  2.7               2.7
---------------------------------------------------------------------------------------------------------------
118-02-04                 940.9             948.2            5.0                  20.6              14.7
---------------------------------------------------------------------------------------------------------------
118-03-04A                941.3             989.3            30.2                 8.9               7.2
---------------------------------------------------------------------------------------------------------------
118-02-05                 408.8             419.3            3.0                  5.5               5.5
---------------------------------------------------------------------------------------------------------------
118-02-06                 817.3             826.0            2.9                  9.3               7.2
---------------------------------------------------------------------------------------------------------------
118-02-07                 981.4             986.4            3.1                  8.9               8.9
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118-02-08                 686.1             695.1            3.8                  20.6              20.6
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118-03-09                 366.7             366.7            No significant results
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118-03-10A                596.8             602.4            3.0                  18.9              17.8
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118-03-11                 490.0             495.3            3.0                  2.1               2.1
---------------------------------------------------------------------------------------------------------------
118-03-12A                528.0             532.3            2.7                  2.4               2.4
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118-03-13A                438.8             438.8            No significant results
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118-03-14                 615.0             628.6            8.2                  5.8               5.8
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118-03-15                 558.6             564.0            3.0                  5.5               5.5
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

Agnico-Eagle reports that the next phase of drilling with an associated cost of US$2.2 million, will commence in March and continue for the balance of 2003. Four drills will be assigned to infill drill on 50 metre centres, conduct deep drilling to test the down-dip extension of the deposit at depth, test the eastern extent of the Contact Zone and acquire mineralized material for metallurgical testing.

All Lapa drill core is BQ caliber and is logged at the LaRonde Mine by a senior project geologist for Agnico-Eagle's Exploration Division, who is fully qualified consistent with the standards outlined in National Instrument 43-101. The drill core is sawed in half with one half sent to a commercial laboratory and the other half retained for future reference. Upon receipt of the assay results, the pulps and rejects are recovered and submitted to a second laboratory for check-assay purposes. The gold assaying method uses a 30-gram sample with either an Atomic Absorption finish or a Fire Assay finish as requested by the project geologist. The laboratories used are ALS Chemex Chimitec, Val d'Or, Quebec, and XRAL Division SGS Canada Inc. of Rouyn-Noranda, Quebec.

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In addition to the Lapa zone, work carried out by Breakwater between 1981 and
1989 on the "A Zone" resulted in an inferred mineral resource of 1,686,000 tonnes grading 6.4 grams of gold per tonne based on a 3.0 gram per tonne gold cut-off.

Following this release is a longitudinal illustration that details the location of the drill results presented in this press release.

The information regarding the 2002 drill program and drill results, assay results and assay methods was provided by Agnico-Eagle.

This press release contains certain forward-looking statements that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from those anticipated in such statements. Risk and uncertainties are disclosed under the heading "Risk Factors" in the Corporation's Annual Report on Form 20-F filed with certain Canadian securities regulators and with the United States Securities and Exchange Commission.

Breakwater Resources Ltd. is a mineral resource company engaged in the acquisition, exploration, development and mining of base metal and precious metal deposits in the Americas and North Africa. Breakwater has four producing zinc mines: the Bouchard-Hebert mine in Quebec, Canada; the Bougrine mine in Tunisia; the El Mochito mine in Honduras; and the El Toqui mine in Chile.

For further information please contact:

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COLIN K. BENNER                         TORBEN JENSEN
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President and                           Manager of Engineering and
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Chief Executive Officer                 North American Exploration
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(416) 363-4798 Ext. 269                 (416) 363-4798 Ext. 232
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Email: investorinfo@breakwater.ca       Website: www.breakwater.ca

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BREAKWATER RESOURCES LTD.
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                                  LAPA PROPERTY
                                  CONTACT ZONE
                            DIAMOND DRILLING RESULTS









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A longitudinal illustration outlining the location of the drill results presented can be viewed from the press release posted on the company's website at www.breakwater.ca or at http://files.newswire.ca/275/Lapasection.pdf.